UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On April 11, 2007, the Company’s operating subsidiary, Kilroy Realty, L.P. (the “Operating Partnership”), issued an additional $60,000,000 in aggregate principal amount of its 3.250% Exchangeable Senior Notes due 2012 (the “Additional Notes”) to qualified institutional buyers in connection with the exercise by the initial purchasers (the “Initial Purchasers”) of their overallotment option.

The Additional Notes and the shares of common stock, par value $0.01 (the “Common Stock”) of the Company issuable in certain circumstances upon exchange of the Additional Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Additional Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then resold the Additional Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On April 4, 2007, in connection with the offering of the Additional Notes, the Operating Partnership also entered into amendments (the “Hedge Transaction Amendments”) to the call option transactions (the “Hedge Transactions”) originally entered into on March 27, 2007 with JPMorgan Chase Bank, National Association, Bank of America, N.A. and Lehman Brothers Inc. The Hedge Transaction Amendments will cover, subject to customary anti-dilution adjustments, approximately 681,508 shares of Common Stock at a strike price of $88.04, which corresponds to the initial exchange price of the Additional Notes. The Operating Partnership paid an aggregate of approximately $4,050,000 for the Hedge Transaction Amendments.

The Hedge Transactions, as amended, are expected generally to reduce the potential dilution upon exchange of the Additional Notes and the $400,000,000 aggregate principal amount of the Operating Partnership’s 3.250% Exchangeable Senior Notes due 2012 (together with the Additional Notes, the “Notes”) in the event that the market value per share of the Common Stock, as measured under the terms of the Hedge Transactions, as amended, on the relevant settlement date is greater than the strike price of the Hedge Transactions, as amended, which corresponds to the initial exchange price of the Notes. If, however, the market value per share of the Common Stock exceeds $102.72 (the “Cap Price”), then the dilution mitigation under the Hedge Transactions, as amended, will be capped, which means that there would be dilution from exchange of the Notes to the extent that the market value per share of the Common Stock exceeds the Cap Price. These transactions generally have the effect of increasing the point at which dilution of the Company’s Common Stock would occur from the exchange of Notes for Common Stock to $102.72 per share of Common Stock, representing a 40% premium based on the closing sales price of the Common Stock as reported on the New York Stock Exchange on March 27, 2007 of $73.37.

The Hedge Transactions, as amended, are separate transactions entered into by the Operating Partnership with the relevant financial institutions, are not part of the terms of the Notes, and will not affect the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Hedge Transactions, as amended.

The Hedge Transaction Amendments are filed herewith as exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 11, 2007, the Operating Partnership issued $60,000,000 in aggregate principal amount of Additional Notes in connection with the exercise by the Initial Purchasers of their overallotment option. The Additional Notes are general senior unsecured obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest is payable on April 15 and October 15 of each year beginning October 15, 2007 until the maturity date of April 15, 2012. The Operating Partnership’s obligations under the Additional Notes are fully and unconditionally guaranteed by the Company.

The Additional Notes bear interest at 3.250% per annum and contain an exchange settlement feature, which provides that the Additional Notes may, under certain circumstances, be exchangeable for cash (up to the principal amount of the Additional Notes) and, with respect to any excess exchange value, into shares of Common Stock at an initial exchange rate of 11.3580 shares per $1,000 principal amount of Additional Notes. At the initial exchange rate, the Additional Notes are exchangeable for Common Stock at an exchange price of $88.04 per share, representing an approximately 20% premium over the last reported sale price of the Common Stock on March 27, 2007, which was $73.37 per share.

Prior to November 15, 2011, the Additional Notes will be exchangeable at the option of the holders only under the following circumstances: (1) during any calendar quarter beginning after June 30, 2007 if the closing sale price per share of the Common Stock is more than 130% of its exchange price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter; (2) during the five consecutive trading-day period following any five consecutive trading days in which the trading price per $1,000 principal amount of Additional Notes was less than 98% of the product of the closing sale price per share of the Common Stock multiplied by the applicable exchange rate; (3) if the Additional Notes have been called for redemption; (4) upon the occurrence of specified corporate transactions described in the offering memorandum; or (5) if the Common Stock ceases to be listed or approved for quotation for 30 consecutive trading days. On or after November 15, 2011, the Additional Notes will be exchangeable at any time prior to the close of business on the second business day immediately preceding the maturity date. Subject to its election to satisfy its exchange obligations entirely in shares of Common Stock, upon exchange, the Operating Partnership will deliver cash and shares of Common Stock, if any, based on a daily exchange value calculated on a proportionate basis for each day of a 50 trading-day observation period. At any time prior to November 15, 2011, the Operating Partnership may irrevocably elect, in its sole discretion without the consent of the holders of the Additional Notes, to settle all of our future exchange obligations entirely in shares of Common Stock.

The Operating Partnership may not redeem the Additional Notes except to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes.

The holders of the Additional Notes have the right to require the Operating Partnership to repurchase the Additional Notes in cash in whole or in part in the event of a designated event for a repurchase price equal to 100% of the principal amount of the Additional Notes plus accrued and unpaid interest. The holders of the Additional Notes who exchange their Additional Notes in connection with a designated event of the type described in the first two bullets of the definition of designated event, as described below, may be entitled to a make-whole premium in the form of an increase in the exchange rate.

A “designated event” will be deemed to have occurred at the time that any of the following occurs:

•

consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, more than 10% of which consists of cash, securities or other property that is not, or will not be upon consummation of such transaction, listed on a national securities exchange or approved for quotation on a United States system of automated dissemination of quotations of securities prices similar to the NASDAQ National Market prior to its designation as a national securities exchange;

•

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than the Company, the Operating Partnership or any majority-owned subsidiary of the Company or the

Operating Partnership or any employee benefit plan of the Company, the Operating Partnership or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding entitled to vote generally in elections of directors;

•

during any period of 12 consecutive months after April 2, 2007 (for so long as the Company is the general partner of the Operating Partnership immediately prior to such transaction or series of related transactions), persons who at the beginning of such 12 month period constituted the board of directors of the Company, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company; or

•

the Company (or any successor thereto permitted pursuant to the terms of the indenture) ceases to be the general partner of the Operating Partnership or ceases to control the Operating Partnership; provided, however, that the pro rata distribution by the Company to its stockholders of shares of its capital stock or shares of any of the Company’s other subsidiaries will not, in and of itself, constitute a designated event for purposes of this definition.

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Additional Notes, including:

•	default in the payment of any interest on the Additional Notes when such interest becomes due and payable that continues for a period of 30 days;

•	default in the payment of the principal of the Additional Notes, or any repurchase price or redemption price due with respect to the Additional Notes, when due and payable;

•	failure to satisfy our obligations upon an exchange of Additional Notes in accordance with the Indenture;

•	failure to provide timely notice in connection with designated events specified in the Indenture;

•	failure to comply with obligations related to a merger, consolidation or sale;

•

default in the performance, or breach, of any of our other covenants or warranties in the Indenture with respect to the Additional Notes and continuance of such default or breach for a period of 60 days after written notice;

•

default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, the Operating Partnership or by any subsidiary the repayment of which the Company or the Operating Partnership have guaranteed or for which the Company or Operating Partnership are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $35,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

•

a final judgment for the payment of $35,000,000 or more (excluding any amounts covered by insurance) rendered against the Operating Partnership, the Company or any of the Operating Partnership or the Company’s respective subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company’s, the Operating Partnership’s or any significant subsidiary.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 2.03 of this report is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to letter confirmation dated April 4, 2007, among Kilroy Realty, L.P., Kilroy Realty Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.2	Amendment to letter confirmation dated April 4, 2007, among Kilroy Realty, L.P., Kilroy Realty Corporation and Bank of America, N.A.

10.3	Amendment to letter confirmation dated April 4, 2007, among Kilroy Realty, L.P., Kilroy Realty Corporation and Lehman Brothers Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

Date: April 11, 2007	By:	/s/ Heidi R. Roth
Heidi R. Roth Senior Vice President and Controller

Exhibit Index

Exhibit No.	Description
10.1	Amendment to letter confirmation dated April 4, 2007, among Kilroy Realty, L.P., Kilroy Realty Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.2	Amendment to letter confirmation dated April 4, 2007, among Kilroy Realty, L.P., Kilroy Realty Corporation and Bank of America, N.A.

10.3	Amendment to letter confirmation dated April 4, 2007, among Kilroy Realty, L.P., Kilroy Realty Corporation and Lehman Brothers Inc.